                                                                    Exhibit 25.8


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                         ____________________________

                        Bank One, National Association
              (Exact name of trustee as specified in its charter)

     A National Banking Association                36-0899825
                                                   (I.R.S. employer
                                                   identification number)

     1 Bank One Plaza, Chicago, Illinois           60670-0126
     (Address of principal executive offices)      (Zip Code)

                        Bank One, National Association
                       1 Bank One Plaza, Suite IL1-0126
                        Chicago, Illinois   60670-0126
     Attn: John R. Prendiville, Corporate Trust Services Division (312) 661-5223
           (Name, address and telephone number of agent for service)

                         _____________________________

                      The Bank of New York Company, Inc.
              (Exact name of obligor as specified in its charter)

     New York                                      13-2614959
     (State or other jurisdiction of               (I.R.S. employer
     incorporation or organization)                identification number)


     One Wall Street
     New York, New York                            10286
     (Address of principal executive offices)      (Zip Code)

                    Guarantee of Preferred Debt Securities
                               Of BNY Capital V
                        (Title of Indenture Securities)

Item 1.   General Information.  Furnish the following information as to the
          --------------------
          trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations With the Obligor.  If the obligor is an affiliate of the
          ------------------------------
          trustee, describe each such affiliation.

          No such affiliation exists with the trustee.


Item 16.  List of exhibits.   List below all exhibits filed as a part of this
          -----------------
          Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4. A copy of the existing by-laws of the trustee.*

          5. Not Applicable.

          6. The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8. Not Applicable.

          9. Not Applicable.

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 21st day of May, 2001.


            Bank One, National Association,
            Trustee

            By /s/ John R. Prendiville
               John R. Prendiville
               Vice President


* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Household Finance Corporation filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-33240).

                                   EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT



                                                       May 21, 2001


Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

         In connection with the qualification of a guarantee between The Bank of New York Company, Inc. and Bank One, National Association, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                   Very truly yours,

                   Bank One, National Association

                    By   /s/ John R. Prendiville
                         John R. Prendiville
                         Vice President

                                   EXHIBIT 7

Legal Title of Bank:     Bank One, NA                Call Date: 12/31/00  ST-BK:  17-1630 FFIEC 031
Address:                 1 Bank One Plaza, Ste 0303                                       Page RC-1
City, State Zip:         Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                            Dollar Amounts in thousands    C400
                                                                                                                        -------
                                                                                            RCFD     BIL MIL THOU
                                                                                            ----     ------------

ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                            RCFD
                                                                                      ----
    a. Noninterest-bearing balances and currency and coin(1)..............            0081               5,462,170      1.a
    b. Interest-bearing balances(2).......................................            0071               5,170,242      1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)..........            1754                       0      2.a
    b. Available-for-sale securities (from Schedule RC-B, column D).......            1773              12,523,350      2.b
3.  Federal funds sold and securities purchased under agreements to
    resell................................................................            1350              16,069,589      3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule                        RCFD
                                                                                      ----
    RC-C).................................................................            2122              55,190,023      4.a
    b. LESS: Allowance for loan and lease losses..........................            3123               1,218,923      4.b
    c. LESS: Allocated transfer risk reserve..............................            3128                       0      4.c
    d. Loans and leases, net of unearned income, allowance, and                       RCF
                                                                                      ---
       reserve (item 4.a minus 4.b and 4.c)...............................            2125              53,971,100      4.d
5.  Trading assets (from Schedule RD-D)...................................            3545               2,521,374      5.
6.  Premises and fixed assets (including capitalized leases)..............            2145                 567,098      6.
7.  Other real estate owned (from Schedule RC-M)..........................            2150                     963      7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)........................................            2130                 409,736      8.
9.  Customers' liability to this bank on acceptances outstanding..........            2155                 340,763      9.
10. Intangible assets (from Schedule RC-M)................................            2143                 202,851     10.
11. Other assets (from Schedule RC-F).....................................            2160               3,989,302     11.
12. Total assets (sum of items 1 through 11)..............................            2170             101,228,538     12.

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:                        Bank One, NA                    Call Date:  12/31/00 ST-BK: 17-1630 FFIEC
031
Address:                                    1 Bank One Plaza, Ste 0303                                      Page RC-2
City, State Zip:                            Chicago, IL 60670
FDIC Certificate No.:                       0/3/6/1/8
                                            ---------

Schedule RC-Continued

                                                                                                       Dollar Amounts in
                                                                                                           Thousands
                                                                                                       -----------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                               RCON
                                                                                           ----
       from Schedule RC-E, part 1)...............................................          2200             26,522,858     13.a
       (1) Noninterest-bearing(1)................................................          6631             11,338,557     13.a1
       (2)  Interest-bearing.....................................................          6636             15,184,301     13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and                            RCFN
                                                                                           ----
       IBFs (from Schedule RC-E, part II)........................................          2200             36,247,795     13.b
       (1) Noninterest bearing...................................................          6631                778,075     13.b1
       (2) Interest-bearing......................................................          6636             35,469,720     13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                         RCFD 2800         2,276,371     14
15. a. Demand notes issued to the U.S. Treasury .................................          RCON 2840           310,767     15.a
    b.     Trading Liabilities (from Schedule RC-D)..............................          RCFD 3548         2,104,757     15.b

16. Other borrowed money:                                                                  RCFD
                                                                                           ----
    a. With original maturity of one year or less................................          2332             18,245,377     16.a
    b. With original maturity of more than one year..............................          A547              2,298,488     16.b
    c. With original maturity of more than three years...........................          A548              1,845,898     16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding......................          2920                340,763     18.
19. Subordinated notes and debentures............................................          3200              2,800,000     19.
20. Other liabilities (from Schedule RC-G).......................................          2930              2,505,175     20.
21. Total liabilities (sum of items 13 through 20)...............................          2948             95,498,249     21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus................................          3838                      0     23.
24. Common stock.................................................................          3230                200,858     24.
25. Surplus (exclude all surplus related to preferred stock).....................          3839              3,861,173     25.
26.a. Undivided profits and capital reserves.....................................          3632              1,703,180     26.a
   b. Net unrealized holding gains (losses) on available-for-sale
      securities.................................................................          8434                (36,495)    26.b
   c. Accumulated net gains (losses) on cash flow hedges.........................          4336                      0     26.c
27. Cumulative foreign currency translation adjustments..........................          3284                  1,573     27.
28. Total equity capital (sum of items 23 through 27)............................          3210              5,730,289     28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)........................................          3300            101,228,538     29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below
    that best describes the most comprehensive level of auditing                                     --------------
    work performed for the bank by independent external                                               N/A                   Number
    auditors as of any date during 1996.....................................                     RCFD 6724                  M.1.
                                                                                                     --------------
1 =  Independent audit of the bank conducted in accordance          4. =   Directors' examination of the bank performed by
     with generally accepted auditing standards by a certified      other external auditors (may be required by state
     public accounting firm which submits a report on the bank      chartering authority)
2 =  Independent audit of the bank's parent holding company         5 =   Review of the bank's financial statements by
     conducted in accordance with generally accepted auditing       external auditors
     standards by a certified public accounting firm which          6 =   Compilation of the bank's financial statements by
     submits a report on the consolidated holding company                 external auditors
     (but not on the bank separately)                               7 =   Other audit procedures (excluding tax preparation
3 =  Directors' examination of the bank conducted in                      work)
     accordance with generally accepted auditing standards          8 =   No external audit work
     by a certified public accounting firm (may be required by
     state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.